                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 9, 1999, except as to the last paragraph of Note 7 which is as of April 12, 1999, relating to the financial statements of ZAP.COM Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


July 2, 1999